SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement           [  ]  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12



                           Burlington Industries, Inc.
                (Name of Registrant as Specified in its Charter)

                           Burlington Industries, Inc.
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

[GRAPHIC]
                           BURLINGTON INDUSTRIES, INC.
                            3330 WEST FRIENDLY AVENUE
                        GREENSBORO, NORTH CAROLINA 27410




                                                               December 15, 1999

Dear Stockholder:

     We cordially invite you to attend your Company's 2000 Annual Meeting of Stockholders on Thursday, February 3, 2000. The meeting will be held at Corporate Headquarters in Greensboro, North Carolina and will begin at 9:30 a.m.

     The formal notice of meeting, proxy statement and form of proxy accompany this letter and describe in detail the matters to be acted upon at the meeting.


     As a stockholder, your vote is important. We urge you to execute and return your proxy promptly whether or not you plan to attend so we may have as many shares as possible represented at the meeting. Returning your completed proxy will not prevent you from voting in person at the meeting if you wish to do so.

     On behalf of your Board of Directors, thank you for your continued support and interest in Burlington Industries, Inc.


                                      Sincerely,

                                      /s/ George W. Henderson, III
                                      ----------------------------
                                          George W. Henderson, III
                                          Chairman of the Board and
                                          Chief Executive Officer

[GRAPHIC]
                           BURLINGTON INDUSTRIES, INC.
                            3330 WEST FRIENDLY AVENUE
                        GREENSBORO, NORTH CAROLINA 27410

                 -----------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD FEBRUARY 3, 2000
                 -----------------------------------------------
                                                              December 15, 1999

To the Holders of Common Stock of
BURLINGTON INDUSTRIES, INC.

     The 2000 Annual Meeting of Stockholders of Burlington Industries, Inc. will be held at the principal executive offices of the Company, 3330 West Friendly Avenue, Greensboro, North Carolina on Thursday, February 3, 2000, at
9:30 a.m. for the following purposes:

    1. To elect three Class II Directors to serve for a three-year term and until the election and qualification of their respective successors;

    2. To consider and act upon the selection of independent public accountants to audit the books and accounts of the Company for the 2000 fiscal year; and

    3. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

     Only the holders of record of Common Stock of the Company as of the close of business on December 6, 1999, will be entitled to notice of and to vote at the meeting.

                                    By Order of the Board of Directors,


                                    /s/ Alice Washington Grogan
                                    ---------------------------
                                        Alice Washington Grogan
                                        Corporate Secretary

                      IMPORTANT -- YOUR PROXY IS ENCLOSED
     Stockholders are requested to respond promptly. Proxies may be completed electronically (by telephone or internet) or by signing, dating and returning the enclosed Proxy in the envelope provided. The Company will pay the postage for mailing in the United States.

                           BURLINGTON INDUSTRIES, INC.

                            3330 WEST FRIENDLY AVENUE
                        GREENSBORO, NORTH CAROLINA 27410
                        --------------------------------
                                 PROXY STATEMENT
                        --------------------------------

                ANNUAL MEETING OF STOCKHOLDERS, FEBRUARY 3, 2000

     The enclosed Proxy is solicited on behalf of the Board of Directors of Burlington Industries, Inc. (hereinafter "Burlington" or the "Company") and is revocable at any time before it is exercised by written notice to the Secretary of the Company, by submission of a Proxy bearing a later date or by voting in person at the Meeting. Unless revoked, properly executed and returned Proxies will be voted as specified thereon. If no choice is specified, the Proxy will be voted in favor of proposals 1 and 2. The enclosed Proxy also will serve as confidential voting instructions with respect to shares held by the Trustee under Burlington's Employee's 401(k) Savings Plan (the "401(k) Plan"). This Proxy Statement and the accompanying form of Proxy are being mailed to stockholders on or about December 15, 1999.

     The cost of soliciting Proxies will be borne by Burlington. Solicitation may be made by the Company's officers, Directors or employees, personally or by telephone or facsimile. In addition, Burlington has retained Morrow & Company, Inc. to assist in the solicitation of Proxies and will pay that firm a fee estimated not to exceed $6,000 plus out-of-pocket expenses. Burlington will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding soliciting materials to the beneficial owners of its Common Stock.

     On December 6, 1999, the record date for the 2000 Annual Meeting of Stockholders, there were outstanding 51,623,604 shares of common stock, par value $.01 per share ("Common Stock"), having one vote each. Only holders of Common Stock of record at the close of business on December 6, 1999 will be entitled to vote at the Meeting.


1. ELECTION OF DIRECTORS

     Burlington's Restated Certificate of Incorporation and Bylaws provide that the number of Directors, as determined from time to time by the Board of Directors, shall be not less than three nor more than fifteen. The Board of Directors currently has fixed the number of Directors at nine. The Restated Certificate of Incorporation and Bylaws further provide that Directors shall be divided into three classes (Class I, Class II and Class III) serving staggered three-year terms, with each class to be as nearly equal in number as possible.

     In accordance with the recommendation of its Nominating Committee, the Board of Directors has nominated, and recommends a vote FOR, Jerald A. Blumberg, John D. Englar and Abraham B. Stenberg for election as Class II Directors for a term expiring at the 2003 Annual Meeting and in each case until their respective successors are elected and qualified. All nominees are currently Directors of the Company whose terms expire at the 2000 Annual Meeting. David I. Margolis, a Director, will retire from Burlington's Board of Directors in accordance with the Board's retirement policy when his term of office expires at the 2000 Annual Meeting. Other Directors who are remaining on the Board will continue in office in accordance with their previous elections until the expiration of their terms at the 2001 or 2002 Annual Meeting, as the case may be. Effective upon the completion of elections of Directors at the 2000 Annual Meeting of Stockholders, the Board of Directors has fixed the number of Directors at eight persons.

     It is the intention of the persons named in the enclosed form of Proxy to vote such Proxies for the election of the nominees listed herein. The proposed nominees are willing to be elected and serve, but in the event any nominee at the time of election is unable to serve or is otherwise unavailable for election, it is intended that votes will be cast pursuant to the accompanying Proxy for substitute nominees designated by the Board of Directors, unless the Board of Directors reduces the number of Directors to be elected. The Board of Directors is not aware of any circumstances under which the proposed nominees would decline or become unable to serve.


INFORMATION ABOUT NOMINEES AND DIRECTORS

     The following information is furnished for each person who is nominated for election as a Director or who is continuing as an incumbent Director: name, age, whether such person is a nominee for election ("Nominee") or an incumbent Director whose term does not expire at the 2000 Annual Meeting ("Incumbent"), year in which term expires, length of service as a Director of the Company, principal occupation and employment during the past five years, service on boards of directors of other publicly-owned companies, and membership on Committees of the Board of the Company.

JERALD A. BLUMBERG, 59                           Nominee  Term Expires in 2000


     Mr. Blumberg has been President, Chief Executive Officer and a Director of Ambar Inc., an oilfield services company, since January 1998. Prior thereto, he was Executive Vice President of E.I. du Pont de Nemours and Co. until his retirement at the end of 1997. Mr. Blumberg was elected to the Board of Directors of Lubrizol Corporation in April 1999. He has been a Director of Burlington since April 1998. Mr. Blumberg is Chairman of the

Audit Committee and a member of the Compensation and Benefits and Nominating Committees.

JOHN D. ENGLAR, 52                               Nominee  Term Expires in 2000

     Mr. Englar has been Senior Vice President, Corporate Development and Law of Burlington since 1995. Prior thereto he was Senior Vice President, Finance and Law and Chief Financial Officer of the Company. Mr. Englar has been a Director of Burlington since 1990, and is Chairman of the Investment Committee.

GEORGE W. HENDERSON, III, 51                   Incumbent  Term Expires in 2002

     Mr. Henderson has been Chairman of the Board of Directors of Burlington since February 1998 and Chief Executive Officer since 1995. Prior thereto he was President and Chief Operating Officer (from 1993). Mr. Henderson is also a Director of Jefferson Pilot Corporation, The Research Triangle Foundation of North Carolina and Wachovia Corporation. Mr. Henderson has been a Director of Burlington since 1990, and is Chairman of the Executive Committee.

JOHN G. MEDLIN, JR., 66                        Incumbent  Term Expires in 2001

     Mr. Medlin has served as Chairman Emeritus of Wachovia Corporation, a bank holding company, since 1998. He served at Wachovia as non-executive Chairman of the Board from 1994 to 1998 and as Chief Executive Officer from 1977 to 1993. Mr. Medlin is also a director of BellSouth Corp., Media General, Inc., National Service Industries, Inc., R. J. Reynolds Tobacco Holdings, Inc., US Airways Group, Inc. and Wachovia Corporation. He has been a Director of Burlington since 1994. Mr. Medlin is Chairman of the Nominating Committee and a member of the Audit, Compensation and Benefits, and Executive Committees.

NELSON SCHWAB III, 54                          Incumbent  Term Expires in 2001


     Mr. Schwab is co-founder of Carousel Capital, a merchant banking firm, and has been Managing Director since its inception in 1996. He was Chairman and Chief Executive Officer of Paramount Parks Inc., owner of theme amusement parks, from 1992 until 1995. He is also a Director of Summit Properties, Inc. and First Union National Bank of North Carolina. He has been a Director of Burlington since 1995. Mr. Schwab is Chairman of the Compensation and Benefits Committee and a member of the Executive, Investment, and Nominating Committees.

ABRAHAM B. STENBERG, 64                          Nominee  Term Expires in 2000

     Mr. Stenberg has been Vice Chairman of Burlington since November 1997. Prior thereto he was an Executive Vice President of the Company (from 1993) and President and Chief Operating Officer of the Burlington Interior Furnishings Group (from 1995). Mr. Stenberg has been a Director of Burlington since 1990, and is a member of the Investment Committee.

THERESA M. STONE, 55                           Incumbent  Term Expires in 2001

     Ms. Stone has been President of Jefferson-Pilot Communications Company and Executive Vice President of Jefferson-Pilot Corporation since 1997. Prior thereto she was President and Chief Executive Officer of Chubb Life Insurance Company and Executive Vice President of Chubb Corporation (1994-1997) and Senior Vice President of Chubb Corporation (1990-1994) . Ms. Stone was elected to the Board in April 1999, and is a member of the Audit and Nominating Committees.

W. BARGER TYGART, 64                           Incumbent  Term Expires in 2002

     Mr. Tygart is President and Chief Executive Officer of e-Tygart Consulting Services, an e-commerce consulting company formed in 1999. He served as Vice Chairman (1997-1998) and a Director (1995-1998) of The J. C. Penney Company, a retail marketing company. Prior thereto, Mr. Tygart was President and Chief Operating Officer of The J. C. Penney Company from 1995 to 1997 and senior executive vice president from 1992 to 1995. He has been a Director of Burlington since April 1998 and is a member of the Audit, Compensation and Benefits, and Executive Committees.


BOARD AND COMMITTEE MEETINGS; FUNCTIONS OF CERTAIN COMMITTEES

     During the 1999 fiscal year, the Board of Directors met six times, the Audit Committee and Investment Committee each met two times, the Nominating Committee met three times, and the Compensation and Benefits Committee met five times. Each of the Directors attended at least 75% of the meetings of the Board and of each of the Committees on which he or she served except for Mr. Margolis (who missed three Board meetings and the Committee meetings on those dates) and Mr. Medlin (who missed one meeting of the Audit Committee).

     The Audit Committee's principal responsibilities consist of recommending the selection of independent auditors, reviewing the scope of the audit conducted by such auditors, as well as the results of the audit itself, reviewing Burlington's internal audit staff function and reviewing with appropriate officers of the Company matters relating to financial reporting and to accounting and auditing procedures and policies generally. It also submits to the Board of Directors recommendations with respect to financial reporting, accounting practices and policies and other appropriate matters.

     The Compensation and Benefits Committee has authority to formulate and give effect to policies respecting salary, compensation and other matters relating to employment of executive officers with Burlington, including, without limitation, incentive compensation plans for such persons. The Committee also reviews and makes recommendations with respect to pension, profit sharing and other compensation plans of the Company.

     The Nominating Committee's responsibilities are to review the size and composition of the Board and the qualifications of possible candidates for the Board and, as a result, to make recommendations respecting nominees to be proposed for election. In addition, it is authorized to evaluate the existence, composition and membership of the Committees of the Board of Directors and to recommend a successor to the Chief Executive Officer in the event of a vacancy. The Committee will consider recommendations made in writing by stockholders respecting possible candidates for the Board of Directors to be elected at the 2001 Annual Meeting. Such recommendations must be received by the Secretary of the Company not later than the latest date on which such stockholder could otherwise nominate such person for Director pursuant to Burlington's Bylaws, and must include a written consent of the possible candidate to be considered for a nomination. The procedure for nominating candidates for Director is described under "Proposals of Stockholders" below.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

     The following Table sets forth, as of the most recent date for which information is available, information with respect to each person known to the Company (based on public filings) to be the beneficial owner of more than five percent of the outstanding shares of Common Stock. Beneficial ownership disclosed in the Tables in this section has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. Each of the owners listed below has sole voting and investment power with respect to all of the shares listed except as noted. In addition to the beneficial owners listed below, as of October 31, 1999, the 401(k) Plan holds 3,644,391 shares of Common Stock (7.06%) which is allocated to the accounts of the plan participants.

                                        AMOUNT AND NATURE OF     AS OF     PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER    BENEFICIAL OWNERSHIP     DATE      OF CLASS
-------------------------------------- ---------------------- ---------- -----------
Reich & Tang Asset Management L.P.          5,248,100           10/5/99     10.15%
600 Fifth Avenue
New York, NY 10020-2302
Pzena Investment Management LLC             4,124,255(a)        9/30/99      7.88%
830 Third Avenue, 14th floor
New York, NY 10022-7522
FMR Corp.                                   3,636,000(b)       11/30/99      7.04%
82 Devonshire Street
Boston, MA 02109
Merrill Lynch Asset Management Inc.         2,969,106           9/30/99      5.67%
82 Devonshire Street
Boston, MA 02109

-----------------------
(a) According to information provided by Pzena Investment Management, LLC, it has sole investment power with respect to all of the above-listed shares and sole voting power with respect to 3,804,680 of such shares.

(b) According to information provided by FMR Corp., it has sole investment power with respect to all of the above-listed shares and sole voting power with respect to none of such shares.

     The following Table sets forth the number of shares of Common Stock beneficially owned, as of November 20, 1999 by each Director and nominee for Director, each of the named executive officers of Burlington (as defined in "Executive Compensation -- Summary Compensation Table") and all Directors and executive officers of the Company as a group.

                                              AMOUNT AND NATURE OF              PERCENT
NAME OF BENEFICIAL OWNER                      BENEFICIAL OWNERSHIP (A)          OF CLASS
-------------------------------------   ------------------------------------   ---------
Jerald A. Blumberg                              16,500(b)(c)                       *%
John D. Englar                                 271,173(d)                          *
John P. Ganley                                  88,813(d)(e)                       *
George W. Henderson, III                       666,772(d)                       1.29
David I. Margolis                               20,500(b)(c)                       *
John G. Medlin, Jr.                              9,500(b)(c)                       *
Charles E. Peters, Jr.                          79,025(d)                          *
Nelson Schwab III                                5,250(b)(c)                       *
Abraham B. Stenberg                            105,671(d)                          *
Theresa M. Stone                                 1,500(b)(c)                       *
W. Barger Tygart                                 1,500(b)(c)                       *
All Directors and executive officers
  as a group (20 persons),
  including the above                        1,731,829(d)(e)(f)(g)              3.35%

-----------------------
  * Represents less than 1% of the class.

(a) Unless otherwise indicated in a footnote below, each Director and executive officer possesses sole voting and sole investment power with respect to the shares shown in the Table above.

(b) Includes 10,500 shares held in the name of Mr. Margolis, 7,500 shares held in the name of Mr. Medlin, 5,250 shares held in the name of Mr. Schwab and 1,500 shares each held in the names of Ms. Stone and Messrs. Blumberg and Tygart under the Directors Stock Plan, as to which such persons possess voting power but not investment power.

(c) Does not include stock units held for the account of each non-employee Director under the Director Stock Plan, as follows: Mr. Blumberg, 8,249.39 units; Mr. Margolis, 3,245.45 units; Mr. Medlin, 3,245.45 units; Mr. Schwab, 6,140.51 units; Ms. Stone, 6,497.48 units; and Mr. Tygart, 3,245.45 units.

(d) Includes for executive officers of Burlington shares in which they have voting power, but not investment power, under the 401(k) Plan. Also includes shares not currently owned but which are issuable upon exercise of stock options under Burlington's Amended and Restated 1990 Equity Incentive Plan, 1992 Equity Incentive Plan, 1995 Equity Incentive Plan and 1998 Equity Incentive Plan, which are currently exercisable, as follows: Mr. Englar, 194,861 shares; Mr. Ganley, 73,566 shares; Mr. Henderson, 476,428 shares; Mr. Peters, 59,334 shares; Mr. Stenberg, 13,334 shares; and all executive officers as a group (14 persons), 1,202,769 shares.

(e) Does not include 2,839 shares for Mr. Ganley and 645 shares for another executive officer which relate to performance share awards granted under the 1995 Equity Incentive Plan which have been earned but have not yet been paid. Such awards will be paid primarily in shares of Common Stock.

(f) Includes 5,000 restricted shares granted to one executive officer under the 1995 Equity Incentive Plan as to which such officer possesses voting power but not investment power.

(g) Includes 31,801 shares owned by a family member of one executive officer who disclaims beneficial ownership of such shares.

COMPENSATION OF DIRECTORS

     An annual fee of $30,000 is paid to each Director who is not an employee of the Company. No separate attendance fees are paid with respect to participation in and attendance at Board or Committee meetings. No fees are paid to employee Directors for their services in such capacity. Directors may participate, along with all other employees of the Company, in Burlington's matching charitable gifts program to qualifying educational institutions.

     Each non-employee Director is awarded stock units at the end of each fiscal quarter pursuant to the Company's Director Stock Plan (the "Stock Plan"). The number of units is the number of shares of Common Stock that could be purchased for $7,500 based on the average closing price of the Common Stock on the New York Stock Exchange for the last five trading days prior to quarter end.

     Non-employee Directors may elect to defer receipt of all or a portion of their annual fees until the termination of Board service. Amounts deferred are credited to the Director's stock unit account under the Stock Plan. Amounts previously deferred by Directors under a prior plan have been transferred into their stock unit accounts under the Stock Plan.

     Upon retirement or death, the stock units credited to a Director's account are paid in cash in either a lump sum or in installments over a period not exceeding ten years, as elected by the Director. The Board Compensation and Benefits Committee may accelerate payment of deferred amounts upon certain change of control events as defined in the Stock Plan.

     Upon first being elected to Burlington's Board of Directors, a non-employee Director is awarded a one-time grant of 1,500 restricted shares of Common Stock under the Stock Plan. Ownership of such shares vests upon the completion of one year of service on the Board. Such stock grants are subject to (a) restrictions on transfer and other disposition until completion of the Director's service on the Board, and (b) forfeiture in whole or in part of unvested share awards in the event the Director fails to complete the year of service.

                     REPORT OF THE COMPENSATION AND BENEFITS
                       COMMITTEE ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY

     Burlington's executive compensation program is designed to achieve superior operating performance, thereby maximizing stockholder value, and to attract, retain and motivate a highly qualified senior management team which is critical to the Company's long-term success. The Compensation and Benefits Committee of the Board of Directors (the "Committee") believes that these objectives can best be obtained by directly tying executive compensation to meeting annual and long-term financial performance goals and to appreciation in Burlington's stock price.

     In line with these objectives, the total compensation program for Burlington's executive officers consists of three components:

    1.  Base salary.

    2. Annual incentive compensation consisting of a cash bonus if designated financial performance objectives are achieved.

    3. Long-term equity incentives composed of stock related awards based on achieving cumulative long-term financial objectives.

     To support these fundamental principles, the portion of executives' compensation related to annual incentive compensation and equity-based long-term incentive plans is designed to be significant in relation to base salary, especially for senior executives.


THE COMMITTEE

     The Committee establishes compensation objectives and policies for executive officers, sets compensation payable to executive officers under those policies, administers each of Burlington's equity incentive plans and has general oversight responsibility for incentive compensation and benefit plans. The Committee is composed entirely of independent, non-employee Directors. The Committee uses independent compensation consultants and compensation surveys furnished and evaluated by such consultants to provide advice and data to assist it in developing compensation that is competitive with other similarly-situated United States industrial companies and which reinforce Burlington's objective of aligning executive compensation with the interests of its stockholders.

BASE SALARY

     The base salary of the Company's executive officers is determined by evaluating the responsibilities of the position and individual performance. A salary range is established for each position based on survey information of salary levels of similarly-situated U.S. industrial companies, which Burlington regards as the competitive marketplace for executive talent. Because of the Company's size and diversification, the Committee has not limited these comparisons to companies in the U.S. textile industry or companies reflected in the Stock Performance Graph set forth below. These salary ranges are reviewed on an annual basis and adjusted when appropriate. Actual salaries paid to Burlington's executive officers are positioned within the salary range for their position based upon their level of experience and performance. Mr. Henderson's salary is below the median of salaries for chief executive officers of industrial companies in the United States. In fiscal year 1999, Messrs. Henderson, Peters and Ganley received salary increases.


ANNUAL INCENTIVE BONUS

     Burlington's 1999 Annual Incentive Plan (the "1999 Plan"), in which approximately 180 senior managers participated, provides for an annual bonus based on achieving certain earnings per share (operating earnings before interest and taxes for divisional participants) and return on invested capital levels. For divisional participants, a portion of the available bonus is based on division performance and a portion is based on corporate performance. For Mr. Henderson and other corporate staff participants, the bonus opportunity is based only on corporate performance.

     Bonus awards are earned in proportion to the achievement of divisional and corporate performance goals and, if threshold targets are met, will be based on varying percentages (previously established by the Committee) of base salary, depending on the Committee's determination of the executive officer's level of contribution to the business unit's performance. The 1999 Plan is positioned so that bonuses paid at target performance levels are at the median range of annual incentive awards for similarly situated U.S. industrial companies. The Committee reviewed and approved each of the performance standards for the Company, individual divisions, and individual executive officers and, based upon the advice of an independent compensation consultant, believes they are reasonable.

     For fiscal year 1999, one division exceeded established performance goals; payments were made to participants in that division in accordance with provisions of the Plan. The remaining divisions and the overall corporation did not achieve the goals set for the year under the 1999 Plan. Recognizing the exceptional efforts made to strengthen the Company's position and improved future performance, the Committee approved a small discretionary bonus payment to division and corporate plan participants. Aggregate payments to all participants under the 1999 Plan (including the discretionary payment) were substantially lower than in 1998 and in previous years.


LONG-TERM INCENTIVES

     Burlington has provided long-term, stock-related incentives to key executives and employees (including the named executive officers) under the 1998 Equity Incentive Plan. Awards under the Plan consist of options to purchase shares of Common Stock and Performance Shares dependent upon achievement of specified total shareholder return goals. The Plan permits awards of restricted shares of Common Stock, although the Committee has used such awards only in exceptional circumstances (e.g., new hires if the situation required). Options also may be awarded under the 1995 Equity Incentive Plan to the extent registered shares remain to be issued thereunder. The Equity Incentive Plans are positioned so that targeted awards are at the lower median range of awards for similarly-situated United States industrial companies.

     The awards granted in fiscal year 1999 included stock options and, in some cases (including the named executive officers), Performance Shares. These awards are designed to further align management's incentives with the interests of Burlington's stockholders and to reward executives for increases in stockholder value. The stock options awarded were granted at the fair market value on the grant date and, therefore, will only have value to the extent the Common Stock increases in value over the exercise price. Performance Shares awarded may be earned only if specified total shareholder return ("TSR") goals are achieved during the period November 5, 1998 through November 4, 2001. TSR goals provide for annual stock price growth ranging from 7% (at Threshold level) to 20% (at Superior level performance). Stock price growth at less than Threshold level would result in no Performance Shares being earned. Stock price growth at Superior level performance will result in a maximum number of Performance Shares being earned, that being two times the number of Performance Shares granted at Target level.

     Performance Units were awarded under the 1995 Equity Incentive Plan in fiscal year 1996 which were dependent upon achievement of earnings and return on invested capital goals over fiscal years 1996, 1997, and 1998. Only one division of the Company met the targeted performance goals. Payment of these awards occurs in three annual installments in fiscal years 1998, 1999, and 2000. Mr. Ganley is the only named executive officer to receive this award. No Performance Units were earned by any of the other named executive officers, including Mr. Henderson.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") limits the tax deductibility of certain compensation exceeding $1.0 million per year paid to a company's chief executive officer and its four other highest paid officers in office at fiscal year end. The Company believes that the impact, if any, of such limitation is immaterial to the Corporation with respect to fiscal year 1999. The Equity Incentive Plans are structured so as to preserve the tax deduction for performance-based compensation paid thereunder. The Committee will continue to monitor this tax law and evaluate whether any modifications should be made to Burlington's compensation programs in future years.

COMPENSATION AND BENEFITS COMMITTEE
Nelson Schwab III, Chairman
Jerald A. Blumberg
David I. Margolis
John G. Medlin, Jr.
W. Barger Tygart

                             EXECUTIVE COMPENSATION


SUMMARY COMPENSATION TABLE

     The following Table sets forth information regarding the compensation of Burlington's Chief Executive Officer and each of its four most highly compensated senior executive officers (collectively, the "named executive officers") for services in all capacities to the Company in fiscal years 1999, 1998 and 1997.

                                                                           LONG TERM COMPENSATION
                                                                           -----------------------
                                              ANNUAL COMPENSATION             AWARDS      PAYOUTS
                                     ------------------------------------- ------------ ----------
                                                                 OTHER
                                                                ANNUAL      SECURITIES     LTIP      ALL OTHER
                                                                COMPEN-     UNDERLYING    PAYOUTS     COMPEN-
NAME AND PRINCIPAL POSITION    YEAR   SALARY($)   BONUS($)   SATION($)(1)   OPTIONS(#)    ($)(2)    SATION($)(3)
----------------------------- ------ ----------- ---------- --------------  -----------  --------  -------------
George W. Henderson, III      1999    595,000      25,000           --        80,000          --       6,400
 Chairman of the Board and    1998    540,000     552,100           --        50,000          --       1,947
 Chief Executive Officer      1997    530,000     350,000           --            --     381,816       9,438

Abraham B. Stenberg           1999    450,000      56,600       27,093        40,000          --       6,400
 Vice Chairman                1998    435,417     349,200           --        25,000          --       1,947
                              1997    422,917     285,000           --            --     552,000       9,008

Charles E. Peters, Jr.        1999    305,000      15,000          673        38,000          --       6,400
 Senior Vice President and    1998    255,000     140,500           --        40,000          --       1,872
 Chief Financial Officer      1997    246,250     100,000           --            --          --         947

John D. Englar                1999    285,000      15,000        1,615        40,000          --       6,400
 Senior Vice President,       1998    266,667     157,000           --        10,000          --       1,947
 Corporate Development        1997    263,750      95,000           --            --     152,727       9,500
 and Law

John P. Ganley                1999    264,583      15,000        1,058        24,500      66,000       6,400
 President, Burlington        1998    250,000     225,600           --        35,000      88,000       1,918
 House Division               1997    207,500     190,000           --            --      16,653         947

-----------------------
(1) The amounts in this column are the amounts equivalent to interest, earned on deferred compensation, in excess of 120% of the long term annual federal rate, compounded quarterly.

(2) The amounts shown in this column were paid upon achievement of specified aggregate performance goals in connection with Performance Units awarded under the 1992 and 1995 Equity Incentive Plans and were paid primarily in shares of Common Stock valued at fair market value on the payment date. For Messrs. Henderson, Stenberg and Englar, the amounts paid in 1997 relate to awards which vested in 1995 and were payable over a three-year period. For Mr. Ganley, the amounts paid in 1998 and 1999 relate to an award which vested in 1998 and is payable over a three-year period.

(3) The amounts in this column for 1997 and 1998 are the value of shares of Burlington's Common Stock allocated to the named executive officers' accounts under Burlington's Employee Stock Ownership Plan (merged into the 401(k) Plan effective 1/1/99), valued on the respective allocation dates. For 1999, the amounts in this column are Burlington's contributions (half held in cash and half used for purchase of Common Stock) to the 401(k) Plan with respect to the named executive officers.

STOCK OPTIONS AND PERFORMANCE UNITS

     The following Table shows information about stock options granted to each of the named executive officers during fiscal year 1999. No SARs were granted to any of the named executive officers during fiscal year 1999.


 OPTION GRANTS IN FISCAL YEAR 1999

                               NUMBER OF       PERCENT OF
                               SECURITIES     TOTAL OPTIONS                                 POTENTIAL REALIZABLE
                               UNDERLYING      GRANTED TO                                    VALUE AT ASSUMED
                                OPTIONS       EMPLOYEES IN                                ANNUAL RATES OF STOCK
NAME                          GRANTED (#)      FISCAL YEAR     EXERCISE OR                  PRICE APPRECIATION
--------------------------   -------------   --------------    BASE PRICE     EXPIRATION      FOR OPTION TERM
                                                               ($/SHARE)        DATE       5% ($)      10% ($)
                                                             ------------   -----------  ---------   ----------
George W. Henderson, III        80,000              7.3           9.1875      11/05/08     462,238     1,171,401

Abraham B. Stenberg             40,000              3.7           9.1875      11/05/08     231,119       585,700

Charles E. Peters, Jr.          28,000              2.6           9.1875      11/05/08     161,783       409,990

                                10,000              0.9           7.9375       7/20/09      49,919       126,503

John D. Englar                  25,000              2.3           9.1875      11/05/08     144,449       366,063

                                15,000              1.4           7.9375       7/20/09      74,878       189,755

John P. Ganley                  24,500              2.2           9.1875      11/05/08     141,560       358,741

     The following Table shows information about stock options held by each of the named executive officers at the end of fiscal year 1999 (the value being the difference between the closing price of Burlington's Common Stock on October 1, 1999 and the respective option prices). No SARs are held by any of the named executive officers.


AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1999 AND FISCAL YEAR-END OPTION
VALUES

                                                             NUMBER OF SECURITIES
                               SHARES                             UNDERLYING
                             ACQUIRED ON                     UNEXERCISED OPTIONS
NAME                        EXERCISE (#)                   AT FISCAL YEAR-END (#)
-------------------------- --------------      VALUE     ----------------------------
                                            REALIZED ($)  EXERCISABLE   UNEXERCISABLE
                                           ------------- ------------- --------------
George W. Henderson, III         0              0           476,428       103,334
Abraham B. Stenberg              0              0            13,334        51,666
Charles E. Peters, Jr.           0              0            59,334        68,666
John D. Englar                   0              0           194,861        41,666
John P. Ganley                   0              0            73,566        51,334

     The following table shows information about performance shares granted under Burlington's 1998 Equity Incentive Plan to each of the named executive officers during fiscal 1999.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN FISCAL YEAR 1999

NAME                          NUMBER OF SHARES (#)     PERFORMANCE PERIOD UNTIL PAYOUT
--------------------------   ----------------------   --------------------------------
George W. Henderson, III          0 - 25,800                 11/5/98 - 11/4/01
Abraham B. Stenberg               0 - 14,000                 11/5/98 - 11/4/01
Charles E. Peters, Jr.             0 - 7,800                 11/5/98 - 11/4/01
John D. Englar                     0 - 7,800                 11/5/98 - 11/4/01
John P. Ganley                     0 - 6,800                 11/5/98 - 11/4/01

The number of performance shares which may be earned ranges from zero to the maximum number shown depending upon the executive officer's employment status and total shareholder return (the percentage increase of a rolling 20-trading day average of the closing prices of the Common Stock as reported on the New York Stock Exchange Composite Transactions over the rolling average for the 20 trading days ending on 11/5/98, which was $8.76). Superior level performance will be achieved, and the maximum number of performance shares earned, if the rolling average increases 173% to $15.15 at any time during the period 11/5/98 to 11/4/01. If superior level performance is not achieved, the number of performance shares earned will be based on the highest rolling average achieved during the six month period ending 11/4/01. Performance shares will be paid in shares of Common Stock, cash or a combination thereof.


RETIREMENT PLANS

     RETIREMENT SYSTEM

     Each eligible employee, including the named executive officers, may elect to participate in Burlington's "Retirement System", which is a defined-benefit plan qualified under the Internal Revenue Code. Both individual and Company contributions are made to the Retirement System. Employee contributions represent a fixed percentage of base salary, calculated at the rate of 1.5% or 3.0%, as the employee elects, of base salary up to $6,600 plus 3.0% of base salary in excess of $6,600 each plan year, subject to maximum participating earnings levels established by the Internal Revenue Service ("IRS").

     The Retirement System provides an annual benefit payable to an eligible member at age 65 equal to the greater of (a) the sum of (i) the number of years of continuous participation prior to October 1, 1984, multiplied by the sum of 0.75% of the first $12,000 of annual salary at September 30, 1984, plus 1.5% of the excess over $12,000, and (ii) one-half of the member's contributions after September 30, 1984, (b) one-half of the member's total contributions, or (c) an amount determined under applicable Federal law requiring a minimum return on a participant's personal contributions. This benefit represents a life annuity with a guaranteed minimum return of personal contributions and may, at the participant's election, be paid as a lump sum discounted to a present value at rates set by the plan or applicable regulations. Benefits are not subject to offset for Social Security benefits or other amounts. Contributions made by the Company to the Retirement System in respect of a specified person cannot readily be separately or individually calculated by the actuaries of the Retirement System.

     The credited years of service to date under the Retirement System for named executive officers are as follows: Mr. Henderson -- 20, Mr. Stenberg -- 39, Mr. Peters -- 3, Mr. Englar -- 14, and Mr. Ganley -- 22. Covered remuneration under the Retirement System for such individuals is the base salary amount described in the first paragraph of "Employment Agreements" below, subject to limitations on amount imposed under Federal regulations. Estimated annual benefits payable upon retirement under the Retirement System at age 65 to the named executive officers (which benefits are fully vested), assuming no increase in present salary levels, would be: Mr. Henderson -- $210,497; Mr. Stenberg -- $151,889; Mr. Peters -- $105,847; Mr. Englar -- $96,149; and Mr. Ganley -- $112,863.

     Benefits provided under the Retirement System are subject to certain restrictions and limitations under the Code and applicable regulations promulgated thereunder, as in effect from time to time, and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Under a benefits equalization plan, Burlington will pay to certain participants in the Retirement System upon retirement supplemental benefits equal to the reduction in such plan benefits mandated by maximum benefit and salary limitations established under the Code and ERISA. Such supplemental amounts are reflected in the individual annual benefits indicated in the next preceding paragraph.

     SUPPLEMENTAL PRE-RETIREMENT/POST-RETIREMENT PLAN

     The named executive officers participate in the Supplemental Pre-Retirement and Post-Retirement Benefits Plan (the "Benefits Plan"). In the event of the death before retirement of a named executive officer prior to age 65, the Benefits Plan provides a pre-retirement survivor benefit of 120 monthly payments equal to (a) in the case of Mr. Stenberg, one-half of the greater of (i) the monthly base salary on the January 1 occurring concurrently with or immediately preceding such person's death or (ii) the average of the monthly base salary on January 1 for each of the previous five years (such greater amount being referred to as the "Monthly Base Salary") and (b) in the case of Messrs. Henderson, Peters, Englar and Ganley, one-half of their Monthly Base Salary in the case of death prior to age 60, thereafter decreasing by 5% each year to 25% of Monthly Base Salary if death occurs at or after age 64. The Benefits Plan also provides a post-retirement benefit, payable over 10 years, equal in total to one and one-half times the greater of (a) final annual base salary as of the January 1 occurring concurrently with or immediately preceding retirement or (b) an average of annual base salary on January 1 for each of the five years preceding retirement (such greater amount being referred to as the "Annual

Base Salary"). The Benefits Plan also provides a post-retirement death benefit equal to the named executive officer's Annual Base Salary. Prior to retirement, the named executive officer may elect to convert such post-retirement death benefit to a monthly payment over a ten-year period. Any payments in the future will depend upon the Annual Base Salary level of the named executive officer at that time and whether he or she meets all the terms and conditions of the Benefits Plan, including refraining from engaging in any activities materially competitive with the business of the Company.

     Each named executive officer who attains age 50 and completes 10 years of service with Burlington (currently each of them other than Messrs. Peters and Ganley) has a nonforfeitable right to receive benefits accrued under the post-retirement benefits portions of the Benefits Plan. Any named executive officer who receives post-retirement benefits before age 65 will have his benefits reduced by a factor of 5% for each year remaining until he attains age 60 and reduced by a factor of 3% for each year remaining between age 61 and 65. For each of the named executive officers, (a) the monthly pre-retirement survivor benefit (to be paid for 120 months) calculated assuming the death of the participant as of December 1, 1999, would be: Mr. Henderson -- $22,500; Mr. Stenberg -- $18,750; Mr. Peters -- $12,083; Mr. Englar -- $11,875; and Mr.
Ganley -- $10,417; (b) the aggregate post-retirement benefits (payable over 10 years) calculated assuming retirement as of December 1, 1999, at current plan salary would be: Mr. Henderson -- $360,000; Mr. Stenberg -- $1,091,250; Mr. Englar -- $192,375; and Messrs. Peters and Ganley -- $0; and (c) the post-retirement death benefit calculated assuming death of the participant as of December 1, 1999, would be: Mr. Henderson -- $240,000; Mr. Englar -- $128,250; and Messrs. Stenberg, Peters and Ganley -- $0.

     Effective after December 1, 1999, the Company has adopted a new Supplemental Executive Retirement Plan and has entered into certain split dollar life insurance agreements with the named executive officers and other senior management employees. These plans replace the Benefits Plan described above. The Supplemental Executive Retirement Plan will provide the named executive officers with the survivor benefits provided by the Benefits Plan and post-retirement benefits of two and one-half times Annual Base Salary, reduced in the event of early retirement as described above. The split dollar life insurance agreements will provide the named executive officers with life insurance whose death benefit is approximately two times annual base salary plus target bonus, less the aggregate premiums paid by the Company to such date.

EMPLOYMENT AGREEMENTS

     Burlington has employment agreements with the named executive officers providing for employment through December 31, 2000 (except for Mr. Ganley whose agreement provides for employment through December 31, 1999). These agreements provide, among other things, for minimum annual salaried compensation. Current annual salaries are as follows: Mr. Henderson -- $600,000; Mr. Stenberg -- $450,000; Mr. Peters -- $350,000; Mr. Englar -- $285,000; and Mr. Ganley --
$275,000.

     The employment agreements with the named executive officers provide that in the event of a voluntary termination of employment for "good reason" or an involuntary termination of employment "without cause", such executive will receive a lump sum in cash equal to (x) the salary that would have been payable over the "severance period" of the agreement had such executive not been terminated plus (y) the amount of the target incentive bonus payment for the year in which termination occurred, times the number of years or partial years in the "severance period". The executive also is entitled to continue participating in all applicable benefit and welfare plans of the Company during the "severance period". With regard to such termination, the "severance period" is two years for Mr. Henderson, one and one-half years for Messrs. Stenberg, Peters and Englar, and one year for Mr. Ganley. "Good reason" means a failure to pay compensation due and payable, a reduction in compensation level (other than changes to incentive or benefit plans affecting all executives), an assignment of duties resulting in a diminution of the executive's position, authority, duties or responsibilities which is not agreed to by the executive, or a change in employment requirements which the Compensation and Benefits Committee determines subjects the executive to an unfair change of circumstances.

     All the employment agreements provide that in the event of a voluntary termination of employment for "good reason" or an involuntary termination of employment "without cause" which occurs within two years of a "change of control", the "severance period" shall mean three years. In the event of disability (as defined in the agreements), the employment agreements provide that Burlington may terminate the agreement and provide the executive with salary payments and benefits for one year in the case of Mr. Henderson and six months in the case of Messrs. Stenberg, Peters, Englar and Ganley. Further, all the employment agreements provide that in the event of an involuntary termination for cause where such conduct is not found to be willful, the executive will receive a lump sum equal to the present value of the amount payable under the terms of the Company's payroll severance policy applicable to such employee.

CHANGE OF CONTROL ARRANGEMENTS

     In addition to the provisions of the employment agreements discussed above, the agreements which Burlington has entered into with each of the named executive officers in connection with the Benefits Plan contain provisions under which such officer's rights to receive pre-retirement survivor benefits and post-retirement benefits automatically, upon the occurrence of a "change of control" of the Company, become fully vested, nonforfeitable and payable on normal payment dates at 100% of benefit level (without regard to reductions of benefits arising from early retirement). Such officers have also entered into agreements with Burlington in connection with each of the Equity Incentive Plans under which such officers' awards of stock options and performance shares will fully vest if their employment is terminated "without cause" or they voluntarily terminate their employment for "good reason", in each case within two years after the occurrence of a "change of control" of the Company.

STOCK PERFORMANCE GRAPH

     The following is a line graph presentation comparing the yearly percentage change in the cumulative total shareholder return on Burlington's Common Stock with the cumulative total return on the Standard & Poor's 500 Stock Index and a peer group index for the period from September 30, 1994 to October 1, 1999 (assuming reinvestment of any dividends and an investment of $100 in each on September 30, 1994):

                            [BAR CHART APPEARS HERE]

                                  9/30/94      9/29/95      9/27/96      9/26/97      10/2/98      10/1/99
                               ------------ ------------ ------------ ------------ ------------ ------------
Burlington Industries, Inc....  $  100.00    $  120.24    $   95.24    $  135.71    $   86.31    $   49.40
S&P 500 ......................     100.00       129.74       155.87       219.23       236.22       306.24
Peer Group ...................     100.00       102.41       107.89       146.39        93.26        69.40

     This peer group consists of Burlington Industries, Inc., Cone Mills Corporation, Culp, Inc., Delta Woodside Industries, Inc., The Dixie Group, Inc., Dyersburg Corporation, Fab Industries, Inc., Forstmann & Company, Inc., Galey & Lord, Inc., Guilford Mills, Inc., Mohawk Industries, Inc., Springs Industries, Inc., Texfi Industries, Inc. and Unifi, Inc.

2. SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The appointment of auditors is approved annually by the Board of Directors and subsequently submitted to the stockholders for ratification. In recommending the ratification by the stockholders of the appointment of Ernst & Young LLP, the Board of Directors is acting upon the recommendation of the Audit Committee, which is composed entirely of non-employee Directors and which has satisfied itself as to the firm's professional competence and standing. In making its recommendation, the Audit

Committee has taken into consideration the audit scope and audit fees associated with such retention. A representative of Ernst & Young LLP will attend the 2000 Annual Meeting of Stockholders to answer appropriate questions and to make any statement that such representative may desire to make.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2, THE APPROVAL OF THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS TO AUDIT THE BOOKS AND ACCOUNTS OF THE CORPORATION FOR THE 2000 FISCAL YEAR, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.


3. OTHER BUSINESS

     Management of the Company is not aware of any other business which may be presented for action at the 2000 Annual Meeting; however, the enclosed Proxy confers discretionary authority with respect to matters that are not known to the Board at the date hereof and which may properly come before the meeting. It is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment on any such matter.


VOTE REQUIRED FOR APPROVAL

     Votes with respect to matters submitted to stockholders at the 2000 Annual Meeting will be tabulated and certified by a representative of First Union National Bank, the Company's transfer agent, who will be appointed as an independent inspector of election. The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Treasury shares shall not be counted for quorum purposes and shall not be voted for any purpose at the Annual Meeting. Although abstentions and broker non-votes (matters subject to vote on validly submitted proxies for which no vote is indicated) are counted for purposes of determining whether a quorum is present at the Annual Meeting, they are not treated as votes cast on any matter as to which no voting instruction is indicated. The vote required to elect each Director is a plurality of the votes cast at the Meeting. On all matters other than the election of Directors, the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote is required. An abstention will in effect constitute a vote against any such matter while a broker non-vote will not be counted.

PROPOSALS OF STOCKHOLDERS

     In order for proposals by stockholders to be considered for inclusion in the Proxy and the Proxy Statement for the 2001 Annual Meeting, such proposals must be received by the Secretary of the Company at P.O. Box 21207, Greensboro, North Carolina 27420 no later than August 17, 2000.

     Burlington's Bylaws set forth certain procedures stockholders must follow in order to nominate a director or present any other business at an Annual Meeting of Stockholders. In addition to any other applicable requirements, for business to be properly brought before the 2001 Annual Meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Company. To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the anniversary date of the 2000 Annual Meeting, provided that if the 2001 Annual Meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder must be so received not later than the close of business on the tenth day following the day on which notice of the date of the 2001 Annual Meeting is mailed or public disclosure of the date of the 2001 Annual Meeting is made, whichever first occurs. The Bylaw provisions relating to advance notice of business to be transacted at Annual Meetings may be obtained from the Secretary of the Company.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires Burlington's directors and executive officers, and any persons who own beneficially more than 10% of the outstanding Common Stock, to file with the Securities and Exchange Commission and the New York Stock Exchange reports disclosing their ownership of and transactions in the Common Stock. To the Company's knowledge, based solely on a review of the copies of such reports furnished to Burlington and written representations that no such reports were required during the fiscal year ended October 2, 1999, Burlington's directors and executive officers complied with all
Section 16(a) filing requirements.

Availability of Form 10-K

     Burlington's Annual Report on Form 10-K with respect to the fiscal year ended October 2, 1999, as well as the Proxy Statement and the 1999 Annual Report to Stockholders, may be accessed through the Company's World Wide Web site (www.burlington.com). A copy of the Form 10-K is available without charge upon written request to Mr. J. Ross Haymes, Manager of Investor Relations and Chief Economist, Burlington Industries, Inc., P.O. Box 21207, Greensboro, North Carolina 27420. Such request must include a good faith representation that, as of December 6, 1999, the person making such request was a beneficial owner of shares of Common Stock.

     Stockholders are urged to specify choices on the enclosed Proxy and to date and return it in the enclosed envelope. Your prompt response will be appreciated.

                                   By Order of the Board of Directors,


                                  /s/ Alice Washington Grogan
                                  ---------------------------
                                      Alice Washington Grogan
                                      CORPORATE SECRETARY

December 15, 1999

(logo) Burlington Industries, Inc.

                         VOTE BY TELEPHONE OR INTERNET
                          QUICK *** EASY *** IMMEDIATE


Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE: You will be asked to enter a CONTROL NUMBER located in the box.

--------------------------------------------------------------------------------
OPTION A: To vote as the Board of Directors recommends on ALL proposals:
Press 1.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
OPTION B: If you choose to vote on each item separately, press 0. You will hear these instructions:
--------------------------------------------------------------------------------

         Item 1: To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9. To WITHHOLD FOR AN INDIVIDUAL nominee, Press 0 and listen to the instructions.
         Item 2: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.
         The instructions are the same for all remaining items to be voted. When asked, please confirm your vote by pressing 1.

VOTE BY INTERNET: THE WEB ADDRESS IS www.proxybynet.com/burlington

         IF YOU VOTE BY PHONE OR INTERNET - DO NOT MAIL THE PROXY CARD
                              THANK YOU FOR VOTING

CALL ** TOLL FREE ** ON A TOUCH-TONE TELEPHONE     -----------------------------
          1-800-659-8688 - ANYTIME                 00 000 67
   There is NO CHARGE to you for this call.        -----------------------------
                                                   CONTROL NUMBER FOR
                                                   TELEPHONIC/INTERNET VOTING






[BURLINGTON INDUSTRIES, INC. LOGO APPEARS HERE]



           (arrow) FOLD AND DETACH HERE AND READ REVERSE SIDE (arrow)

--------------------------------------------------------------------------------


        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.
1. Election of Directors
   Nominees: 01 Jerald A. Blumberg, 02 John D. Englar and 03 Abraham B. Stenberg

  [ ]   FOR all nominees     [ ]   Withhold authority           [ ]   For, except withhold vote from the
                                   to vote for all nominees           following nominee(s)___________

2. Approval of the selection of Ernst & Young LLP as independent public accountants.
  [ ]   FOR                  [ ]   AGAINST                      [ ]   ABSTAIN

I plan to attend the Annual Meeting of Stockholders on February 3, 2000. [ ] YES  [ ] NO

I want to access Burlington's Annual Report and Proxy Statement electronically in the future and do not want to receive paper copies of these documents in the mail. [ ] YES [ ] NO

                                   (Signature)__________________________________

                                   (Signature)__________________________________

                                    Date:_______________________________________

                                    IMPORTANT: Please sign exactly as name
                                    appears hereon and date proxy in the blank space provided above. For joint accounts, each joint owner must sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If signing for a corporation, indicate your capacity.

                            YOUR VOTE IS IMPORTANT!

                       You can vote in one of three ways:

1. Call toll-free 1-800-659-8688 on a Touch-Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

                                       or

2  Vote by Internet at our Internet Address: WWW.PROXYBYNET.COM/BURLINGTON

                                       or

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

                                  PLEASE VOTE



                      (arrow) FOLD AND DETACH HERE (arrow)



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[BURLINGTON INDUSTRIES, INC. LOGO APPEARS HERE]



Proxy for Annual Meeting of Stockholders
February 3, 2000

The undersigned hereby (a) appoints Alice Washington Grogan and Robert A. Wicker, and each of them, proxies with full power of substitution, to vote the stock the undersigned is entitled to vote at the 2000 Annual Meeting of Stockholders of Burlington Industries, Inc. to be held at the offices of the Company , 3330 West Friendly Avenue, Greensboro, North Carolina, on February 3, 2000, and at any adjournment thereof, with all the powers the undersigned would possess if personally present, as specified on the reverse side of this card on proposals 1 and 2, and in their discretion upon any other matters that may properly come before the meeting and any adjournment thereof and (b) directs the Trustee of the Burlington Industries, Inc. Employee's 401(k) Savings Plan (the "401(k) Plan") to vote all of the shares allocated to the undersigned's 401(k) Plan account at such 2000 Annual Meeting of Stockholders, and at any adjournment thereof, as specified on the reverse side of this card on proposals 1 and 2, and in the Trustee's discretion upon any other matters that may properly come before the meeting and any adjournment thereof. If the Trustee does not receive the undersigned's voting instructions by 5:00 p.m. EST on January 31, 2000, the Trustee will vote the shares allocated to the undersigned's 401(k) Plan account in proportion to those shares held in other accounts in the 401(k) Plan for which voting instructions have been received by the Trustee.

This Proxy is solicited on behalf of the Board of Directors. This Proxy will be voted as provided on the reverse side. If not otherwise specified, this Proxy will be voted FOR each Director nominee and FOR item 2.

IF YOU ARE NOT VOTING BY TELEPHONE OR THE INTERNET, PLEASE VOTE, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED ENVELOPE. THANK YOU FOR YOUR PROMPT RESPONSE.

(logo) Burlington Industries, Inc.

Proxy for Annual Meeting of Stockholders
February 3, 2000

     The undersigned hereby (a) appoints Alice Washington Grogan and Robert A. Wicker, and each of them, proxies with full power of substitution, to vote the stock the undersigned is entitled to vote at the 2000 Annual Meeting of Stockholders of Burlington Industries, Inc. to be held at the offices of the Company, 3330 West Friendly Avenue, Greensboro, North Carolina, on February 3, 2000, and at any adjournment thereof, with all the powers the undersigned would possess if personally present, as specified on the reverse side of this card on proposals 1 and 2, and in their discretion upon any other matters that may properly come before the meeting and any adjournment thereof and (b) directs the Trustee of the Burlington Industries, Inc. Employee's 401(k) Savings Plan (the "401(k) Plan") to vote all of the shares allocated to the undersigned's 401(k) Plan account at such 2000 Annual Meeting of Stockholders, and at any adjournment thereof, as specified on the reverse side of this card on proposals 1 and 2, and in the Trustee's discretion upon any other matters that may properly come before the meeting and any adjournment thereof. If the Trustee does not receive the undersigned's voting instruction by 5:00 p.m. EST on January 31, 2000, the Trustee will vote the shares allocated to the undersigned's 401(k) Plan account in proportion to those shares held in other accounts in the 401(k) Plan for which voting instructions have been received by the Trustee.

     This Proxy is solicited on behalf of the Board of Directors. This Proxy will be voted as provided on the reverse side. If not otherwise specified, this Proxy will be voted FOR each Director nominee and FOR item 2.

     If you are not voting by telephone or the internet, please vote, sign and date this Proxy on the reverse side and return it in the enclosed envelope. Thank you for your prompt response.

--------------------------------------------------------------------------------

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                            YOUR VOTE IS IMPORTANT!

                       You can vote in one of three ways:

1. Call toll free 1-800-659-8917 on a Touch Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

                                       or

2  Vote by Internet at our Internet Address: www.proxybynet.com/burlingtonemp

                                       or

3. Mark, sign and date your proxy card and return it promptly in the enclosed postage paid return envelope.

                                  PLEASE VOTE

The Board of Directors recommends a                         Please mark     [X]
vote FOR proposals 1 and 2.                                 your votes as
                                                            indicated in
                                                            this example

1. Election of Directors

 FOR all nominees               WITHHOLD                  For, except withhold
listed to the right            AUTHORITY                vote from the following
 (except as marked       to vote for all nominees             nominee(s)
 to the contrary)          listed to the right
     [ ]                           [ ]                            [ ]


Nominees: 01 Jerald A. Blumberg, 02 John D. Englar and 03 Abraham B. Stenberg

___________________________________________________________________________


2. Approval of the selection of Ernst & Young      I want to access Burlington's
   LLP as independent public accountants.          Annual Report and Proxy
                                                   Statement electronically in
    FOR         AGAINST        ABSTAIN             the future and do not want to
    [ ]           [ ]            [ ]               receive paper copies.     [ ]


                                  I plan to attend the Annual Meeting of
                                  Stockholders on February 3, 2000. [ ]

                                  ____________________________________________
                                                  (Signature)

                                  ____________________________________________
                                                  (Signature)

                                  Date: _______________________________________

                                  IMPORTANT: Please sign exactly as name
                                  appears hereon and date proxy in the blank space provided above. For joint accounts, each joint owner must sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If signing for a corporation, indicate your capacity.


--------------------------------------------------------------------------------

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               (graphic) VOTE BY TELEPHONE OR INTERNET (graphic)
                          QUICK *** EASY *** IMMEDIATE

You may appoint proxies to vote your shares of Burlington Industries, Inc. Common Stock by telephone, internet or by signing, dating and returning the proxy card above. Voting by telephone or internet is available 24 hours a day, 7 days a week and reduces postage costs for your Company.

VOTE BY TELEPHONE: You will be asked to enter a CONTROL NUMBER which is located in the box in the lower right hand corner of this form.

--------------------------------------------------------------------------------
OPTION A: To vote as the Board of Directors recommends on ALL proposals: Press
1.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
OPTION B: If you choose to vote on each proposal separately, press 0. You will hear these instructions:
--------------------------------------------------------------------------------

         Item 1: To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9. To WITHHOLD FOR AN INDIVIDUAL nominee, Press 0 and listen to the instructions. Item 2: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0. When asked, please confirm your vote by pressing 1.

VOTE BY INTERNET: THE WEB ADDRESS IS www.proxybynet.com/burlingtonemp

--------------------------------------------------------------------------------
PLEASE DO NOT RETURN THE ABOVE PROXY CARD IF VOTED BY TELEPHONE OR INTERNET.
--------------------------------------------------------------------------------

                              THANK YOU FOR VOTING

Call ** Toll Free ** On a Touch-Tone Telephone     -----------------------------
          1-800-659-8917 - ANYTIME                 CONTROL NUMBER
   There is NO CHARGE to you for this call.        FOR TELEPHONE/INTERNET VOTING


                                                   -----------------------------